FR

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

CUSIP 336142 10 4
SEE REVERSE FOR CERTAIN DEFINITIONS

CREATED IN NEW JERSEY BY A DECLARATION OF TRUST

THIS Certifies that                                     [SPECIMEN]

Is the owner of                                           [SPECIMEN]

FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST, NO PAR VALUE, OF

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.  This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions specified in the Declaration of Trust and any amendments thereto, to all of which the holder, by acceptance hereof, assents.

Under the terms of the Declaration of Trust, the Trust may refuse to transfer shares if such transfer may endanger the qualification of the Trust as a Real Estate Investment Trust, pursuant to Section 856 et seq. of the Internal Revenue Code of 1986, as amended.

This certificate if not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the seal of the Trust and the signature of its duly authorized officers.

Dated:

[SEAL]

Treasurer                                                                           Chairman of the Board

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common                                                              UNIF GIF MIN ACT - ________Custodian_________
                          (Cust)                             (Minor)
TEN ENT – as tenants by the entireties                                                                                                under Uniform Gifts to Minors

JT TEN –   as joint tenants with right                                                                                         Act _____________________
Of survivorship and not as                                                                                                                 (State)
Tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _______________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

____________________________________________________Shares of Beneficial Interest represented by the within certificate, and do hereby irrevocably constitute and appoint _______________________________________________________________________________________ Attorney to transfer the said shares on the books of the within-named Trust with full power of substitution in the premises.

Dated, ________________________
_____________________